Exhibit 99.1
Heliogen, Inc. Announces Third Quarter 2024
Financial and Operational Results

PASADENA, Calif., November 8, 2024 – Heliogen, Inc. (“Heliogen”) (OTCQX: HLGN), a leading provider of AI-enabled concentrating solar energy technology, today provided its third quarter 2024 financial and operational results.

Financial and Operational Highlights

•Liquidity of $44.6 million as of September 30, 2024
•Total operating expenses for Q3 2024 decreased by 32% sequentially, compared to Q2 2024
•Texas Steam Plant, Heliogen’s first commercial-scale installation, continues to progress toward mechanical completion in Q1 2025, following impacts on schedule from severe weather events
•Over 2 gigawatts of sales opportunities; outstanding proposals with 5 customers for early design stage projects representing 1.0 gigawatts

“During the third quarter, we continued to advance the company’s engagements with large industrial entities particularly in the U.S. The recent commitments made by large tech companies toward purchasing output from future nuclear energy projects is an indicator of the significant need for reliable clean energy solutions, and we see opportunity for our solution to bridge the nearer-term clean energy supply gaps,” said Christie Obiaya, Heliogen’s Chief Executive Officer. “On the operations side, our team continues to reduce costs and extend liquidity as we continue our external strategic review with our third-party advisor.”

Third Quarter 2024 Financial Results

For the third quarter of 2024, Heliogen reported total revenue of $1.1 million, compared to $2.3 million in the second quarter of 2024 and $2.3 million in the third quarter of 2023.

Total operating expenses were $12.6 million for the third quarter of 2024, an improvement compared to $18.4 million in the second quarter of 2024 and $20.2 million in the third quarter of 2023.

Net loss was $(11.8) million for the third quarter of 2024, an improvement compared to $(19.3) million in the second quarter of 2024 and $(18.6) million in the third quarter of 2023.

Heliogen’s Adjusted EBITDA was $(11.9) million for the third quarter of 2024, an improvement compared to $(14.6) million in the second quarter of 2024 and $(18.8) million in the third quarter of 2023.

As of September 30, 2024, the Company had available liquidity of $44.6 million, consisting of cash and cash equivalents and no debt.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, or power at scale to support round-the-clock industrial operations. Powered by AI and computer vision, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Non-GAAP Financial Information

Management uses certain financial measures, including EBITDA and Adjusted EBITDA, to evaluate our financial and operating performance that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance, enhance the overall understanding of our past financial performance and future prospects, and remove items that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies.

EBITDA represents consolidated net loss before (i) interest (income) expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends. Please see the accompanying tables for a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the timing for mechanical completion of our commercial-scale installation steam plant, the Company’s expectations around nearer-term clean energy supply gaps, to align our operating structure for commercialization with a technology-centric and capital light model to continue to explore and evaluate strategic alternatives. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to access sources of capital to finance operations, growth and future capital requirements; (v) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vi) our ability to scale in a cost effective manner; (vii) changes in applicable laws or regulations; (viii) developments and projections relating to our competitors and industry; (ix) unexpected adjustments and cancellations related to our backlog; (x) our ability to protect our intellectual property; and (xi) whether the objectives of the strategic alternative review process will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investors Contact:
Phelps Morris
Chief Financial Officer
Phelps.Morris@heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
media@heliogen.com

Heliogen, Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except per share and share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Revenue	$1,050	$2,273	$2,261	$4,839	$5,604
Cost of revenue	1,110	1,859	3,929	6,516	5,763
Gross profit (loss)	(60)	414	(1,668)	(1,677)	(159)

Operating expenses:
Selling, general and administrative	7,854	14,882	9,505	29,714	36,227
Research and development	4,509	5,162	4,751	13,051	15,368
Impairment and other charges	202	115	4,128	4,362	1,595
Total operating expenses	12,565	20,159	18,384	47,127	53,190
Operating loss	(12,625)	(19,745)	(20,052)	(48,804)	(53,349)

Interest income, net	535	335	675	1,893	888
Gain on warrant remeasurement	53	74	45	74	326
Other income, net	223	767	52	520	1,341
Net loss before taxes	(11,814)	(18,569)	(19,280)	(46,317)	(50,794)
Provision for income taxes	(1)	(1)	(2)	(5)	(3)
Net loss	$(11,815)	$(18,570)	$(19,282)	$(46,322)	$(50,797)

Loss per share:
Loss per share – Basic and Diluted	$(1.94)	$(3.13)	$(3.19)	$(7.66)	$(8.81)
Weighted average number of shares outstanding – Basic and Diluted	6,086,382	5,935,823	6,045,324	6,051,029	5,765,356

Heliogen, Inc.
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$44,631	$62,715
Investments	—	12,386
Other current assets	4,129	8,365
Total current assets	48,760	83,466
Non-current assets	9,232	23,567
Total assets	$57,992	$107,033
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Trade payables	$1,073	$746
Accrued expenses and other current liabilities	9,795	8,907
Contract liabilities	19,818	17,008
Contract loss provisions	74,271	75,340
Total current liabilities	104,957	102,001
Long-term liabilities	4,627	13,047
Total liabilities	109,584	115,048
Stockholders’ equity (deficit)	(51,592)	(8,015)
Total liabilities and stockholders’ equity (deficit)	$57,992	$107,033

Heliogen, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
($ in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Net loss	$(11,815)	$(18,570)	$(19,282)	$(46,322)	$(50,797)
Interest income, net	(535)	(335)	(675)	(1,893)	(888)
Provision for income taxes	1	1	2	5	3
Depreciation and amortization	107	499	349	902	1,692
EBITDA	$(12,242)	$(18,405)	$(19,606)	$(47,308)	$(49,990)
Impairment charges (1)	—	—	3,354	3,354	1,008
Gain (loss) on warrant remeasurement (2)	(53)	(74)	(45)	(74)	(326)
Share-based compensation (3)	709	305	681	2,676	(6,078)
Contract loss (adjustment) provisions (4)	—	(538)	—	—	(148)
Contract losses incurred (4)	(492)	(304)	247	(1,069)	(1,628)
Change in fair value of contingent consideration (5)	—	52	—	—	1,289
Severance costs (6)	202	115	613	847	587
Manufacturing Facility closing costs (7)	—	—	161	161	—
Employee retention credit (8)	—	—	—	—	(41)
Adjusted EBITDA	$(11,876)	$(18,849)	$(14,595)	$(41,413)	$(55,327)
________________
(1)Impairment charges for the three months ended June 30, 2024 and nine months ended September 30, 2024 are associated with impairments to property, plant and equipment related to leasehold improvements, machinery and equipment and other fixed assets located at our manufacturing facility in Long Beach, California. Impairment charges for the nine months ended September 30, 2023 are associated with goodwill.
(2)Represents the change in fair value on our outstanding warrant liabilities.
(3)Share-based compensation for the nine months ended September 30, 2023 includes a one-time reversal of $12.5 million of expense as a result of stock options forfeited in connection with the termination of our former Chief Executive Officer.
(4)Represents contract loss (adjustments) provisions with customers for which estimated costs to satisfy performance obligations exceeded considerations expected to be realized. The contract loss (adjustment) provision is reduced and recognized in cost of revenue as expenditures are incurred and related revenue is recognized.
(5)Represents the change in fair value of our contingent consideration associated with the acquisition of HelioHeat GmbH.
(6)Represents severance costs related to employee severance and related benefits.
(7)Represents reorganization costs associated with closing our manufacturing facility in Long Beach, California.
(8)Represents an adjustment to the employee tax credit pursuant to the Coronavirus Aid, Relief and Economic Security Act (CARES Act) recorded as grant revenue in the fourth quarter of 2022.